Exhibit 10.1

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

This Second Amendment to the Employment Agreement of Terry L. Persinger (“Second Amendment”) is entered into by and between Terry L. Persinger (“Employee”) and Mannatech, Incorporated (“Employer”), this 7th day of June, 2004, and amends that certain Employment Agreement entered into by and between the Employee and the Employer, effective November 1, 1999, and First Amended effective January 1, 2002.

This Second Amendment shall modify the following terms of the Employment Agreement as follows:

“Title. Employee’s title is hereby changed from Executive Vice President and Chief Operating Officer for Domestic Operations to President and Chief Operating Officer.”

ARTICLE I.

Paragraph 1, second sentence, shall be replaced with the following:

“The term of this Agreement, unless otherwise modified in writing is for a two year calendar period, ending on December 31, 2006.”

Paragraph 2, first sentence shall be replaced with the following:

“Employee is engaged to serve as President and Chief Operating Officer at an annual salary of $357,000 (Three Hundred and Fifty Seven Thousand Dollars) per annum, commencing June 1, 2004.

In all other things except the foregoing Amendment, the Agreement shall remain in full force and effect.

Effective this 7th day of June, 2004.

Mannatech, Incorporated

/s/ Terry L. Persinger	By:	/s/ Samuel L. Caster
Terry L. Persinger,		Samuel L. Caster, Chairman
President and Chief Operating Officer

1